                                                                     EXHIBIT 5.1


                                November 8, 2001


Board of Directors
Applied Films Corporation
9586  I-25  Frontage Road
Longmont, Colorado 80504

Gentlemen:

         We have acted as counsel to Applied Films Corporation, a Colorado corporation (the "Company") in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under Rule 462(b) of the Securities Act of 1933, as amended. The Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-1 (Registration No. 333-68476) declared effective by the Securities and Exchange Commission on November 8, 2001. We are familiar with the corporate action taken by the Board of Directors of the Company authorizing the registration and offering of such shares, and we have examined such documents and questions of law as we consider necessary or appropriate for the purpose of furnishing this opinion. As to our opinion that the shares of Common Stock that may be sold by the Selling Shareholders, as defined in the Registration Statement, are fully paid, we are basing our opinion solely upon available financial records of the Company, certificates by the Company's officers and the representations in the Underwriting Agreement.

         It is our opinion that the 575,000 shares of Common Stock being sold by the Company and the Selling Shareholders, as described in the Registration Statement, upon delivery thereof and payment therefor in accordance with the terms stated in the Registration Statement, at the time it becomes effective, will be legally and validly authorized, issued and outstanding and will be fully paid and nonassessable.

         We hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion and consent as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.


                                    Very truly yours,

                                    /s/ VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP